Exhibit 99.2







                    CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                       BETWEEN

                              SIRROM CAPITAL CORPORATION
                                        d/b/a
                                    TANDEM CAPITAL

                                         AND

                          VISTA INFORMATION SOLUTIONS, INC.











                                   August 29, 1997




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                                  TABLE OF CONTENTS


1.  SALE AND PURCHASE OF STOCK    1
    1.1  Convertible Preferred Stock   1
    1.2  Payment of Dividends; Automatic Debit   1
    1.3  Redemption Feature  2
    1.4  Commitment; Closing Date 2
    1.5  Processing Fee 2

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY     2
    2.1  Corporate Status    3
    2.2  Capitalization 3
    2.3  Authorization  4
    2.4  Validity and Binding Effect   5
    2.5  Contracts and Other Commitments    5
    2.6  Litigation     5
    2.7  Financial Statements     5
    2.8  SEC Reports    6
    2.9  Absence of Changes  6
    2.10 No Defaults    6
    2.11 Compliance With Law 6
    2.12 Taxes     7
    2.13 Certain Transactions     7
    2.14 Title to Property   7
    2.15 Intellectual Property    8
    2.16 Environmental Matters    9
    2.17 Accounting Matters  10
    2.18 Distributions to Company 10
    2.19 Prior Sales    10
    2.20 Regulatory Compliance    10
    2.21 Margin Regulations  10
    2.22 1940 Act Compliance 10
    2.23 Limited Offering    11
    2.24 Registration Obligations 11
    2.25 Insurance 11
    2.26 Governmental Consents    11
    2.27 Employees 11
    2.28 ERISA     12
    2.29 Fees/Commissions    12
    2.30 Disclosure     12
    2.31 Survival  12

3.  REPRESENTATIONS AND WARRANTIES OF PURCHASER  13
    3.1  Corporate Status    13


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    3.2  Authorization  13
    3.3  Validity and Binding Effect   13
    3.4  Accredited Investor, Investment Intent  13
    3.5  No Conflicts   15
    3.6  Survival  15

4.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER   15
    4.1  Representations and Warranties     15
    4.2  Officer's Certificate    15
    4.3  Satisfactory Proceedings and Secretary's Certificate   15
    4.4  Legal Opinion  16
    4.5  Authorization Agreement  16
    4.6  Certificate of Designation    16
    4.7  [RESERVED.]    16
    4.8  Existence and Authority  16
    4.9  Delivery of Operative Documents    16
    4.10 Required Consents   16
    4.11 Waiver of Conditions     17

5.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY 17
    5.1  Representations and Warranties     17

6.  COVENANTS 17
    6.1  Use of Proceeds     17
    6.2  Corporate Existence, Etc.     17
    6.3  Maintenance of Properties, Etc.    17
    6.4  Nature of Business  18
    6.5  Insurance 18
    6.6  Taxes, Claims for Labor and Materials   18
    6.7  Compliance with Laws, Agreements, Etc.  18
    6.8  ERISA Matters  18
    6.9  Books and Records: Rights of Inspection 19
    6.10 Reports   19
    6.11 Board of Directors; Observer Rights     20
    6.12 Annual Plan    21
    6.13 Further Assurances  21
    6.14 No Violation of MGCL     21

7.  CONVERSION OF CONVERTIBLE PREFERRED STOCK    21
    7.1  Conversion Privilege     21
    7.2  Reservation of Shares    22

8.  RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS     22
    8.1  Legends; Restrictions on Transfer  22
    8.2  Registration Rights 22


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9.  EVENTS OF DEFAULT; REMEDIES   22
    9.1   Events of Default   22
    9.2   Remedies Upon Event of Default     23

10. AMENDMENTS, WAIVERS AND CONSENTS   24
    10.1  Consent Required    24
    10.2  Solicitation of Convertible Preferred Stock Holders    24
    10.3  Effect of Amendment or Waiver 24

11. INTERPRETATION OF AGREEMENT; DEFINITIONS     24
    11.1  Definitions    24
    11.2  Accounting Principles    27
    11.3  Directly or Indirectly   27

12. MISCELLANEOUS  27
    12.1  Expenses, Stamp Tax Indemnity 27
    12.2  Powers and Rights Not Waived; Remedies Cumulative 28
    12.3  Notices   28
    12.4  Assignments    29
    12.5  Survival of Covenants and Representations    29
    12.6  Severability   29
    12.7  Governing Law  29
    12.8  Captions; Counterparts   29
    12.9  Confidentiality     30
    12.10 Publicity 30









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                    CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
                    ----------------------------------------------

    This CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") entered into the 29th day of August, 1997, by and between VISTA INFORMATION SOLUTIONS, INC., a Minnesota corporation (the "Company"), and SIRROM CAPITAL CORPORATION d/b/a TANDEM CAPITAL, a Tennessee corporation (the "Purchaser").

                                 W I T N E S S E T H:
                                 --------------------

    WHEREAS, the Company desires to obtain additional capital for use in connection with its business through the issue and sale of certain obligations, and Purchaser is willing to purchase such obligations from the Company, on the terms and conditions set forth herein. Capitalized terms shall have the meanings assigned by Section 11 unless otherwise defined herein.

    NOW, THEREFORE, in mutual consideration of the premises and the respective representations, warranties, covenants and agreements contained herein, the parties agree as follows:

    1.   SALE AND PURCHASE OF STOCK.

         1.1 CONVERTIBLE PREFERRED STOCK. The Company has authorized the issue and sale of 2,500 shares of its Series E Convertible Preferred Stock and 2,500 shares of its Series F Convertible Preferred Stock (collectively, the "Convertible Preferred Stock") having the rights and preferences set forth by the Certificate of Designation (the "Certificate of Designation") attached as Exhibit A-1 at a purchase price of $1,000.00 per share, for an aggregate purchase price of Five Million Dollars ($5,000,000.00). The Certificate of Designation shall be filed with the Secretary of State of Minnesota on or before the Closing Date. The Convertible Preferred Stock shall (i) have a Stated Value of $1,000.00 per share, (ii) entitle the holder to quarterly cumulative dividends of $30.00 per share (with such quarterly cumulative dividend increasing by $5.00 for each year after August 31, 2002), (iii) entitle the holder to vote upon all matters submitted to a vote of the holders of the Company's common stock, par value $.01 per share (the "Common Stock"),
(iv) entitle the holder to convert such Convertible Preferred Stock into shares of Common Stock, (v) rank senior with respect to dividends and pari passu with respect to liquidating distributions to all other Preferred Stock issued by the Company (unless otherwise authorized by vote of the holders of the Convertible Preferred Stock), and senior to the Common Stock, and (vi) shall have such other rights and preferences as are set forth by the Certificate of Designation.

         1.2 PAYMENT OF DIVIDENDS; AUTOMATIC DEBIT. The Convertible Preferred Stock shall entitle the holder to quarterly cumulative dividends of $30.00 per share, payable quarterly by automatic debit on the first day of March, June, September, and December in each year, commencing December 1, 1997, provided that such


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dividends shall not be payable by automatic debit if not later than two business days prior to such payment dates the Company shall have notified Purchaser in writing that such dividends have not been declared.

         1.3 REDEMPTION FEATURE. The Series E Convertible Preferred Stock may be redeemed, at the option of the Company, at any time, PROVIDED the average closing bid price of the Company's Common Stock for the 20 trading days preceding the date of the Redemption Notice exceeds 200% of the Series E Conversion Price, and the Redemption Price per share shall be the sum of
(i) $1,000.00, (ii) all accrued but unpaid dividends, and (iii) interest on such accrued but unpaid dividends at an annual rate of 14.0% (or, if less, the maximum rate allowable by law). The Series F Convertible Preferred Stock may be redeemed, at the option of the Company, at any time on or after June 30, 1998; PROVIDED the average closing bid price of the Company's Common Stock for the 20 trading days preceding the date of the Redemption Notice (which such 20-trading day period may include trading days that fall on or prior to June 30, 1998) exceeds 200% of the Series F Conversion Price, and the Redemption Price per share shall be the sum of (i) $1,000.00, (ii) all accrued but unpaid dividends, and (iii) interest on such accrued but unpaid dividends at an annual rate of 14.0% (or, if less, the maximum rate allowable by law). PROVIDED, that if the Company redeems any Series E Convertible Preferred Stock prior to the second anniversary of the Closing Date, the Company shall pay to the holder of such Series E Convertible Preferred Stock, in addition to the Redemption Price, a Redemption Premium per share equal to an annual rate of 12% of Stated Value computed from the Redemption Date to the second anniversary of the Closing Date. FURTHER PROVIDED, the Convertible Preferred Stock may be redeemed, at the option of the Company, at any time on or after August 31, 2002, and the Redemption Price per share shall be the sum of (i) $1,000.00, (ii) all accrued but unpaid dividends, and (iii) interest on such accrued but unpaid dividends at an annual rate of 14.0% (or, if less, the maximum rate allowable by law).

         1.4 COMMITMENT; CLOSING DATE. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, 2,500 shares of Series E Convertible Preferred Stock and 2,500 shares of Series F Convertible Preferred Stock for an aggregate purchase price of $5,000,000. Delivery of certificates representing the Convertible Preferred Stock purchased by Purchaser shall be made at the offices of Tandem Capital, Inc., Nashville, Tennessee, against payment therefor by federal funds wire transfer in immediately available funds and to the accounts and in the amounts set forth in the Company's wire instructions in the form of EXHIBIT B hereto, at 10:00 A.M., Nashville time, on August 29, 1997 or such later date as the Company and Purchaser shall agree (the "Closing Date"). The stock certificates shall be registered in Purchaser's name or in the name of such nominee as Purchaser may specify at least 24 hours prior to the date fixed for delivery.

         1.5 PROCESSING FEE. The Company shall pay to Purchaser on or before the Closing Date a processing fee in an amount equal to $75,000.


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

    2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Purchaser as follows:

         2.1  CORPORATE STATUS.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement, the Certificate of Designation, the Registration Rights Agreement, and any other document executed and delivered by the Company in connection herewith or therewith (collectively, the "Operative Documents"). The Company is qualified to do business and is in good standing in each state or other jurisdiction in which such qualification is necessary under applicable law, except where the failure to so qualify would not have a Material Adverse Effect on the financial condition or results of operations of the Company.

         (b) SCHEDULE 2.1(b) sets forth a complete list of each corporation, partnership, joint venture, limited liability company or other business organization in which the Company owns, directly or indirectly, any capital stock or other equity interest (the "Subsidiary" or, collectively, the "Subsidiaries"), or with respect to which the Company or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization, and, if the Company does not directly or indirectly own 100% of the outstanding equity interests in the entities so listed on SCHEDULE 2.1(b), the percentage interest so owned by the Company or any Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or other organization as indicated on SCHEDULE 2.1(b), each has all requisite power and authority and holds all material licenses, permits and other required authorizations from government authorities necessary to own its properties and assets and to conduct its business as now being conducted, and each is qualified to do business as a foreign corporation (or business organization) and is in good standing in every jurisdiction in which such qualification is necessary under applicable law, except where the failure to so qualify would not have a Material Adverse Effect on the financial condition or results of operations of the Company. All of the outstanding shares of capital stock, or other equity interest, of each Subsidiary owned, directly or indirectly, by the Company have been validly issued, are fully paid and nonassessable, and except as set forth in SCHEDULE 2.1(b) are owned by the Company free and clear of all liens, charges, security interests, or encumbrances.

         2.2  CAPITALIZATION.

         (a) The authorized capital stock of the Company consists of 45,000,000 shares, par value $.01 per share, of which (i) 200,000 shares have been designated as Series B Convertible Preferred Stock, 200,000 of which are issued and outstanding, (ii) 670,000 shares have been designated as Series C Convertible Preferred Stock, 588,108 of which are issued and outstanding, and
(iii) 240,000 shares have been designated as Series D Convertible Preferred Stock, 187,134 of which are issued and

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outstanding.  All other shares are Common Stock, of which 14,999,113 shares are issued and outstanding. All shares of Preferred Stock and Common Stock outstanding have been validly issued and are fully paid and nonassessable. There are no statutory or contractual preemptive rights, rights of first refusal, antidilution rights, or any similar rights held by any party with respect to the issuance of the Convertible Preferred Stock.

         (b) The Company has not granted, or agreed to grant or issue, any options, warrants or rights to purchase or acquire from the Company any shares of capital stock of the Company, there are no securities outstanding or committed to be issued by the Company or any Subsidiary which are convertible into or exchangeable for any shares of capital stock or other securities of the Company, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions as to which the Company is a party, or by which it is bound, requiring or restricting the issuance of any shares of capital stock or other securities of the Company, whether or not outstanding, except for (i) the Convertible Preferred Stock to be issued pursuant to this Agreement,
(ii) options to purchase an aggregate of 3,357,038 shares of the Company's Common Stock under its 1990 Stock Option Plan, its 1995 Stock Option Plan, and the 1993 VISTA Environmental, Inc. ("VEI") Stock Option Plan assumed in connection with the Company's acquisition of VEI, (iii) the Series B Convertible Preferred Stock, (iv) the Series C Convertible Preferred Stock, (v) the Series D Convertible Preferred Stock, and (vi) such other warrants and other rights to acquire capital stock of the Company as set forth on SCHEDULE 2.2(b). Except as set forth on SCHEDULE 2.2(b), all such shares have been duly reserved for issuance, have been duly and validly authorized, and upon issuance in accordance with the terms of the respective instruments and receipt of payment therefor, will be validly issued, fully paid, and nonassessable.

         (c) The Convertible Preferred Stock that is being purchased by the Purchaser, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Operative Documents and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Preferred Stock being purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Designation and this Agreement, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

         2.3 AUTHORIZATION. The Company has full legal right, power and authority to enter into and perform its obligations under this Agreement and the Operative Documents without the consent or approval of any other person, firm, governmental agency, or other legal entity, except as contemplated hereby or thereby. The execution and delivery of this Agreement, the issuance of the Convertible Preferred Stock hereunder, the execution and delivery of each other document in connection herewith or therewith to which the Company is a party, and the performance by the Company of its obligations hereunder or thereunder are within the corporate powers of the Company and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with (i) the Articles of Incorporation or Bylaws of the Company, (ii) any material agreement to which the Company or any of its Subsidiaries is a party or by which any of them or their properties is bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument, or (iii) violate any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The officer executing this Agreement, and any other document executed and delivered by the Company in connection herewith or therewith, is duly authorized to act on behalf of the Company.

         2.4 VALIDITY AND BINDING EFFECT. Each of the Operative Documents is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         2.5  CONTRACTS AND OTHER COMMITMENTS.  Except as disclosed on SCHEDULE
2.5 and other than as filed by the Company with the Securities and Exchanges Commission ("SEC") as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (each disclosed or filed agreement an "Applicable Contract"), the Company and its Subsidiaries do not have and are not bound by any loans, liens, pledges, security interests agreements, indentures or other instruments defining the rights of security holders, under any securities or other financings upon which the Company or any Subsidiary is obligated or by which the Company is bound.

         2.6 LITIGATION. Except as set forth on SCHEDULE 2.6, there is no litigation, arbitration, claim, proceeding or investigation pending or threatened in writing to which the Company or any Subsidiary is a party or to which any of its respective properties or assets is the subject which, if determined adversely to the Company or such Subsidiary, would individually or in the aggregate have a Material Adverse Effect on the financial position, results of operations, or business of the Company and its Subsidiaries.

         2.7 FINANCIAL STATEMENTS. The consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended December 31, 1996, 1995, and 1994, and the unaudited consolidated financial statements as of and for the six months ended June 30, 1997, and the related notes, copies of which the Company previously has delivered to Purchaser, fairly present the financial position, results of operations, cash flows and changes in stockholders' equity of the Company and its consolidated Subsidiaries, at the respective dates of and for the periods to which they apply in such financial statements, and have been prepared in accordance with generally accepted

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accounting principles ("GAAP") consistently applied throughout the periods indicated, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the most recent audited consolidated financial statements). No financial statements of any other person(s) are required by GAAP to be included in the consolidated financial statements of the Company.

         2.8 SEC REPORTS. The Company's Common Stock is listed for trading on the NASDAQ SmallCap Market and has been duly registered with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Since
January 1, 1994, the Company has timely filed all reports, registrations, proxy or information statements, and all other documents, together with any amendments required to be made thereto, required to be filed with the SEC under the Securities Act and the Exchange Act (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with all rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.9 ABSENCE OF CHANGES. Since June 30, 1997 except as contemplated hereby or by the other Operative Documents, or as set forth on SCHEDULE 2.9,
(i) neither the Company nor any of its Subsidiaries have incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company, (ii) neither the Company nor any of its Subsidiaries have purchased any of its outstanding capital stock or declared, or paid any dividend or other distribution or payment in respect of its capital stock, (iii) there has not been any change in the authorized or issued capital stock, long-term debt, or short-term debt of the Company, and (iv) there has not been any material adverse change in or affecting the business, operations, properties, prospects, assets, or condition (financial or otherwise) of the Company or any Subsidiary, taken as a whole.

         2.10 NO DEFAULTS. Except as set forth on SCHEDULE 2.10 and except where a default or event of default does not and would not constitute a Material Adverse Event, no default or event of default by the Company or any Subsidiary exists under this Agreement or any of the other Operative Documents, or under any Applicable Contract, or other material instrument or agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its respective properties may be bound, except for any such default or event of default which would not reasonably be expected to cause a Material Adverse Event, and no event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default thereunder.

         2.11 COMPLIANCE WITH LAW. The Company is in compliance with all foreign, federal, state or local laws, regulations, decrees and orders applicable to it

(including but not limited to the Foreign Corrupt Practices Act, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition) to the extent that noncompliance, in the aggregate, would not reasonably be expected to cause a Material Adverse Event.

         2.12 TAXES. Except as set forth on SCHEDULE 2.12, the Company and its Subsidiaries have filed or caused to be filed all federal, state and local income, excise and franchise tax returns required to be filed (except for returns that have been appropriately extended), and have paid, or provided for the payment of, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved), and the Company does not know of any proposed assessment for additional taxes or any basis therefor. No tax liens have been filed against the Company or its properties. The Company's federal income tax liability has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 1992, or closed by applicable statutes of limitation.

         2.13 CERTAIN TRANSACTIONS. Except as set forth on in the proxy statements filed by the Company with the SEC and except as to indebtedness incurred in the ordinary course of business and approved by the Board of Directors of the Company, neither the Company nor any Subsidiary is indebted, directly or indirectly, to any of its officers or directors, or to their respective spouses or children, or to any affiliate, in excess of an aggregate amount of $60,000, and none of such officers or directors or any members of their immediate families or affiliates, are indebted to the Company or any Subsidiary in excess of an aggregate amount of $60,000, or have any direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company or any Subsidiary, except as set forth on SCHEDULE 2.13. Except as set forth in the proxy statements filed by the Company with the SEC, no officer or director of the Company or any Subsidiary or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company or any Subsidiary that would require disclosure under Item 404 of Regulation S-K. Neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         2.14 TITLE TO PROPERTY. The Company and each Subsidiary has good and marketable title to all of the real and personal property owned by it, free and clear of all liens, security interests, pledges, encumbrances, equities claims and restrictions of every kind and nature whatsoever, except as disclosed on
SCHEDULE 2.14 and other than (i) liens for taxes not yet due, (ii) imperfections in title, if any, not material in amount and which, individually or in the aggregate, do not materially interfere with the conduct of the business of the Company or the use of its assets, (iii) such secured indebtedness as is disclosed in the Financial Statements covering the assets and properties referred to therein (if any), (iv) liens in the ordinary course of business consistent with past practice and (v) installments of special assessments not yet delinquent, recorded easements, covenants and other restrictions, and utility easements, building restrictions, zoning restrictions and other easements and restrictions existing generally with respect to properties of a similar character. Any real property and buildings held under lease by the Company or any Subsidiary are held under valid existing and enforceable leases, except as disclosed on SCHEDULE 2.14 or which are not material and do not interfere with the use to be made of such buildings or property by the Company.

         2.15 INTELLECTUAL PROPERTY.

         (a) Except as set forth in SCHEDULE 2.15, or for items that would not constitute a Material Adverse Event, to the Company's knowledge, the Company is the lawful owner or has a valid right to use the proprietary information used in its business free and clear of any claim, right, trademark, patent or copyright protection of any third party; provided, however, that this paragraph (a) shall not be deemed to include any representation regarding the absence of infringements or conflicts with the rights of others, which representation is made only in paragraph (c) hereof and only to the knowledge of the Company. As used herein, "proprietary information" includes without limitation (i) any computer software and related documentation, inventions, technical and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by the Company or any Subsidiary or marketing studies conducted by the Company, all of which the Company considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties other than customers in the ordinary course of business.

         (b) Except as set forth in SCHEDULE 2.15, to the Company's knowledge, the Company has good and marketable title to or has a valid right to use all patents, trademarks, trade names, service marks, copyrights or other intangible property rights, and registrations or applications for registration thereof, owned by the Company or any Subsidiary or used or required by the Company or any Subsidiary in the operation of its business as presently being conducted; provided, however, that this paragraph (a) shall not be deemed to include any representation regarding the absence of infringements or conflicts with the rights of others, which representation is made only in paragraph (c) hereof and only to the knowledge of the Company.

         (c) The Company has no knowledge of any infringements or conflict with asserted rights of others with respect to copyrights, patents, trademarks, service marks, trade names, trade secrets or other intangible property rights or know-how which could cause a Material Adverse Event. To the Company's knowledge, no products or processes of the Company infringe or conflict with any rights of patent or copyright, or any discovery, invention product or process, that is the subject of a patent or copyright application or registration known to the Company. The Company follows such procedures as the Company deems necessary or appropriate to provide reasonable protection of the Company's trade secrets and proprietary rights in intellectual property of all kinds. To the knowledge of the Company, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the knowledge of the Company, no person employed by or affiliated with the Company has violated any confidential relationship that such person may have had with any third person, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company.

         2.16 ENVIRONMENTAL MATTERS. The Company has duly complied in all material respects with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance in all material respects with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder except to the extent that the violation thereof would not reasonably be expected to cause a Material Adverse Event. The Company has been issued and will maintain all required material federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions; (ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (vi) other environmental, health or safety matters, except to the extent that the absence thereof would not reasonably be expected to cause a Material Adverse Event. The Company has not during the two years prior to the date hereof received notice of, does not know of, and does not suspect facts which might constitute a material violation of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no material emission, spill, release or discharge into or upon
(i) the air; (ii) soils, or any improvements located thereon; (iii) surface water or groundwater; or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises, except to the extent that any such emission, spill, release or discharge would not reasonably be expected to cause a Material Adverse Event. During the two years prior to the date hereof, there has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (i) air emissions; (ii) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (vi) other environmental, health or safety matters materially affecting the Company or its business, operations, assets, equipment, property, leaseholds or other facilities. The Company does not have any material indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

         2.17 ACCOUNTING MATTERS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for the assets of the Company and each of its Subsidiaries; (iii) access to the assets of the Company and each of its Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets of the Company and each of its Subsidiaries are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         2.18 DISTRIBUTIONS TO COMPANY. Except for limitations existing under applicable law, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary, or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company.

         2.19 PRIOR SALES. All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times (i) exempt from the registration requirements of the Securities Act or were duly registered under the Securities Act, and (ii) were duly registered or were the subject of an available exemption from the registration requirements of all applicable state securities or Blue Sky laws.

         2.20 REGULATORY COMPLIANCE. Except as set forth on SCHEDULE 2.20, the conduct of the business and the ownership of the assets of the Company is not dependent on any license, permit, approval, waiver or other authorization of any federal, state or local governmental or regulatory body which the Company has not obtained, except to the extent that the absence thereof would not reasonably be expected to cause a Material Adverse Event. All material licenses, permits and authorizations held by the Company are in full force and effect.

         2.21 MARGIN REGULATIONS. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to Section 12 of the Exchange Act.

         2.22 1940 ACT COMPLIANCE. The Company is an " eligible portfolio company" as such term is defined in Section 2(a)(46) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the issuance and sale by the Company of the Convertible Preferred Stock does not constitute a "public offering" as such term is used in Section 55(a)(1) thereof.

         2.23 LIMITED OFFERING. Subject in part to the truth and accuracy of Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Convertible Preferred Stock is exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

         2.24 REGISTRATION OBLIGATIONS. Except as described in Schedule 2.24, the Company is not under any obligation to register under the Securities Act or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that are proposed to be subsequently issued.

         2.25 INSURANCE. The Company has maintained, and has caused each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are customary for corporations of comparable size and condition (financial and otherwise) engaged in the same or a similar business and owning and operating similar properties.

         2.26 GOVERNMENTAL CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement by the Company, except (i) the filing of the Certificate of Designation with the Secretary of State of the State of Minnesota, and (ii) such filings as have been made prior to the Closing, except notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

         2.27 EMPLOYEES. To the best of the Company's knowledge, there is no strike, labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's employees belongs to any union or collective bargaining unit. To the knowledge of the Company, the Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the knowledge of the Company, no employee of the Company is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use by the employee of his or her best efforts with respect to such business. Other than as set forth on SCHEDULE 2.27 hereto, the Company is not a party to or bound by any employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. To the knowledge of the Company, no officer or key employee, or any group of key employees, intends to terminate employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees and to existing employment contracts set forth on SCHEDULE 2.27, the employment of each officer and employee of the Company is terminable at the will of the Company.

         2.28 ERISA. The Company is in compliance in all material respects with all applicable provisions of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829,
29 U.S.C.A. SS 1001 et seq. (1975), as amended from time to time ("ERISA"). Neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any "pension plan" (as such term is defined in ERISA, a "Plan"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation (together with any entity succeeding to or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Company nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA). The Company and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property equals or exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Company or any commonly controlled entity to the PBGC or the Plan under Title IV or ERISA; and neither the Company nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

         2.29 FEES/COMMISSIONS. The Company has not agreed to pay any finder's fee, commission, origination fee or other fee or charge to any person or entity with respect to or as a result of the consummation of the transactions contemplated hereunder, except for the processing fee due to Purchaser under Section 1.5.

         2.30 DISCLOSURE. No representation or warranty made as of the date hereof by the Company contained in this Agreement, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained herein or therein not misleading.

         2.31 SURVIVAL. The representations and warranties of the Company contained in this Agreement shall survive until the first anniversary of the date hereof, provided, however, that the representations and warranties contained in Sections 2.1 through 2.4 shall survive until the termination of this Agreement.

    3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser hereby represents to the Company as follows:

         3.1 CORPORATE STATUS. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and any other document executed or delivered by Purchaser in connection herewith.

         3.2 AUTHORIZATION. Purchaser has full legal right, power and authority to enter into and perform its obligations under this Agreement and any other document executed and delivered by Purchaser in connection herewith, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement and any other document executed and delivered by Purchaser in connection herewith, and the performance by Purchaser of its obligations hereunder and/or thereunder are within the corporate powers of Purchaser, have received all necessary governmental approvals, if any were required, have been duly authorized by all necessary corporate action properly taken, and do not and will not contravene or conflict with (i) the Charter or Bylaws of Purchaser, (ii) any material agreement to which Purchaser is a party or by which it or any of its properties is bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature upon any of the property or assets of Purchaser pursuant to the terms of any such agreement or instrument, or (iii) violate any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The officer(s) executing this Agreement and any other document executed and delivered by Purchaser in connection herewith, is duly authorized to act on behalf of Purchaser.

         3.3 VALIDITY AND BINDING EFFECT. This Agreement and any other document executed and delivered by Purchaser in connection herewith are the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms.

         3.4 ACCREDITED INVESTOR, INVESTMENT INTENT. In connection with the issuance and sale to Purchaser of the Convertible Preferred Stock and shares of Common Stock issuable upon conversion thereof pursuant to this Agreement, Purchaser further represents and warrants to the Company as follows:

         (a) PURCHASE FOR INVESTMENT. Purchaser is acquiring the Convertible Preferred Stock and any shares of Common Stock issuable upon conversion thereof for its own account as principal, for investment, and not with a view to the distribution or resale thereof, in whole or in part, in violation of the Securities Act or any applicable state securities law, and Purchaser has no present intention of selling, negotiating or otherwise disposing of the Convertible Preferred Stock or shares of Common Stock issuable upon conversion thereof.

         (b) NO REGISTRATION; RULE 144. (i) Neither the Convertible Preferred Stock nor the shares of Common Stock issuable upon conversion thereof have been registered under the Securities Act, and as such, such shares of Convertible Preferred Stock and any shares of Common Stock issuable upon conversion thereof are "restricted securities" as defined in Rule 144;
(ii) neither the shares of Convertible Preferred Stock nor the shares of Common Stock issuable upon conversion thereof may be resold unless they are registered under the Securities Act or unless an exemption therefrom is available; (iii) the Purchaser understands that the availability of Rule 144 for the sale and transfer of the Convertible Preferred Stock and any shares of Common Stock issuable upon conversion thereof is limited, and that certain conditions and events must exist and occur before Purchaser would be able to utilize Rule 144 in connection with the sale or other disposition of the Convertible Preferred Stock or shares of Common Stock issuable upon conversion thereof.

         (c) INVESTMENT COMPANY; ACCESS TO INFORMATION. Purchaser is a registered investment company under the Investment Company Act and as such is an "accredited investor" under Rule 501(a) under the Securities Act. Purchaser understands that its investment in the Convertible Preferred Stock involves a high degree of risk. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments contemplated by this Agreement. Purchaser has been afforded, to the satisfaction of Purchaser, the opportunity to review the financial and other information which it has requested from the Company, and to obtain such additional publicly available information concerning the Company and its business, and to ask such questions and receive such answers (based upon publicly available information), as the Purchaser deems necessary to make an informed investment decision.

         (d) RELIANCE ON REPRESENTATIONS OF PURCHASER. Purchaser understands that the Convertible Preferred Stock is being offered and sold, and the shares of Common Stock issuable upon conversion thereof are being offered, to Purchaser in reliance on specific exemptions from the registration requirements of the United States securities laws and that the Company is relying of the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Convertible Preferred Stock and the shares of Common Stock issuable upon conversion thereof.

         (e)  TRANSFER TO SUBSIDIARY.  Notwithstanding anything in this
Section 3.4 to the contrary, Purchaser may transfer and assign its rights and obligations under this Agreement to one or more of its Wholly-owned Subsidiaries, provided that any such Subsidiary shall agree to become bound by the terms of this Agreement, including the representations and warranties contained in this Section 3.4, and provided, further that

Purchaser shall remain liable for the performance of its obligations hereunder notwithstanding any such assignment.

         3.5 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in the violation of the Purchaser's charter documents or by-laws, or
(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any agreement, indenture or instrument to which the Purchaser is a party, or, to the actual knowledge of the Purchaser, result in a violation of any law, rule, regulation, order, judgment or decree of any court of governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court of governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or purchase the Convertible Preferred Stock in accordance with terms hereof.

         3.6 SURVIVAL. The representations and warranties of the Purchaser contained in this Agreement shall survive until the first anniversary of the date hereof.

    4. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER. The obligation of Purchaser to purchase and pay for the Convertible Preferred Stock on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions set forth below. These conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in its sole discretion.

         4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement and in any Schedule hereto or any document or instrument delivered to Purchaser or its representatives hereunder, shall have been true and correct when made and shall be true and correct as of the Closing Date as if made on such date, except to the extent such representations and warranties expressly relate to a specific date. The Company shall have duly performed all of the covenants and agreements to be performed by it hereunder on or prior to the Closing Date.

         4.2 OFFICER'S CERTIFICATE. The Company shall have delivered to Purchaser a certificate, dated the Closing Date, signed on behalf of the Company by the President or Chief Financial Officer of the Company, substantially in the form attached hereto as EXHIBIT C.

         4.3 SATISFACTORY PROCEEDINGS AND SECRETARY'S CERTIFICATE. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to Purchaser and Purchaser's counsel, and the Company shall have delivered to Purchaser a certificate, dated the Closing Date, signed by the Secretary of the Company, substantially in the form attached hereto as EXHIBIT D.

         4.4 LEGAL OPINION. Purchaser shall have received the opinion of Gray Cary Ware Freidenrich PC, counsel for the Company, dated the Closing Date, addressed to Purchaser, in form and substance satisfactory to Purchaser's counsel, and covering the matters set forth in EXHIBIT E hereto.

         4.5 AUTHORIZATION AGREEMENT. The Company shall have delivered to Purchaser an Authorization Agreement for Pre-Authorized Payments (Debit), dated the Closing Date, executed by a duly authorized officer of the Company in the form attached hereto as EXHIBIT F.

         4.6 CERTIFICATE OF DESIGNATION. The Certificate of Designation shall have been filed with the Secretary of State of Minnesota.

         4.7  [RESERVED.]

         4.8 EXISTENCE AND AUTHORITY. The Company shall have delivered to Purchaser the following certificates of public officials, in each case as of a date within ten days of the Closing Date:

         (a) the Articles of Incorporation of the Company certified by the Secretary of State of the State of Minnesota; and

         (b) a certificate as to the legal existence and good standing of the Company from the Secretary of State of the State of Minnesota.

         4.9 DELIVERY OF OPERATIVE DOCUMENTS. The Company shall have delivered to Purchaser the following documents, executed by the Company and dated the Closing Date:

         (a) its certificate(s) representing the shares of Convertible Preferred Stock;

         (b) the Certificate of Designation as filed with the Minnesota Secretary of State;

         (c) the Registration Rights Agreement between the Company and the Purchaser.

         4.10 REQUIRED CONSENTS. Any consents or approvals required to be obtained from any third party, including any holder of indebtedness or any outstanding security of the Company, and any amendments of agreements which shall be necessary to permit the consummation of the transactions contemplated hereby on the Closing Date, shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to Purchaser and Purchaser's counsel.

         4.11 WAIVER OF CONDITIONS. If on the Closing Date the Company fails to tender to Purchaser the Convertible Preferred Stock certificate to be issued to Purchaser, or if the conditions specified in this ARTICLE IV have not been fulfilled, Purchaser may thereupon elect to be relieved of all further obligations under this Agreement and shall (i) retain the processing fee provided by Section 1.5, and (ii) be paid the expense allowance provided by Section 12.1. Without limiting the foregoing, if the conditions specified in this ARTICLE IV have not been fulfilled, Purchaser may waive compliance by the Company with any such condition to such extent as Purchaser, in Purchaser's sole discretion, may determine. Nothing in this Section 4.11 shall operate to relieve the Company of any of its obligations hereunder or to waive any of Purchaser's rights against the Company.

    5. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company hereunder to sell the shares of Convertible Preferred Stock to Purchaser is further subject to the satisfaction, on or before the Closing, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date as if made on such date, except to the extent such representations and warranties expressly relate to a specific date. Purchaser shall have duly performed all of the covenants and agreements to be performed by it hereunder on or prior to the Closing Date.

    6. COVENANTS. From and after the Closing Date and continuing so long as the Convertible Preferred Stock remains outstanding,

         6.1 USE OF PROCEEDS. The Company shall use the proceeds of the Convertible Preferred Stock for general corporate purposes, including working capital.

         6.2 CORPORATE EXISTENCE, ETC. The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and good standing in the state of incorporation thereof, its qualification and good standing as a foreign corporation in each jurisdiction where such qualification is required by applicable law except where the failure to so qualify would not have a Material Adverse Effect on the financial condition or results of operations of the Company, and all licenses and permits necessary to the proper conduct of its business.

         6.3 MAINTENANCE OF PROPERTIES, ETC. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties and assets which are used or useful in the conduct of its business (whether owned in fee or pursuant to a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

         6.4 NATURE OF BUSINESS. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

         6.5 INSURANCE. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are customary for corporations of comparable size and condition (financial and otherwise) engaged in the same or a similar business and owning and operating similar properties.

         6.6 TAXES, CLAIMS FOR LABOR AND MATERIALS. The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, (i) all lawful taxes, assessments and governmental charges or levies imposed upon the property or business of the Company or such Subsidiary, respectively, (ii) all trade accounts payable in accordance with usual and customary business terms, and (iii) all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company or such Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

         6.7 COMPLIANCE WITH LAWS, AGREEMENTS, ETC. Except where failure to do so does not and would not constitute a Material Adverse Event, the Company shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances, and such laws, regulations and ordinances of foreign jurisdictions, governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which the Company is a party or by which the Company or any of its properties is bound. Without limiting the foregoing, the Company shall pay all of its indebtedness promptly and substantially in accordance with the terms thereof.

         6.8 ERISA MATTERS. If the Company has in effect, or hereafter institutes, a pension plan that is subject to the requirements of Title IV of ERISA (a "Plan"), then the following covenants shall be applicable during such period as any such

Plan shall be in effect: (i) throughout the existence of the Plan, the Company's contributions under the Plan will meet the minimum funding standards required by ERISA and the Company will not institute a distress termination of the Plan; and (ii) the Company will send to Purchaser a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the PBGC, at the time that such notice is so filed.

         6.9 BOOKS AND RECORDS: RIGHTS OF INSPECTION. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently maintained. The Company shall permit a representative of Purchaser to visit any of its properties and inspect its corporate books and financial records, and will discuss its accounts, affairs and finances with a representative of Purchaser, during reasonable business hours, at such times as Purchaser may reasonably request.

         6.10 REPORTS.  The Company will furnish to Purchaser the following:

         (a) MONTHLY STATEMENTS. Within 30 days after the end of each month, beginning the month of September 1997, monthly internal financial reports which at a minimum shall consist of a balance sheet of the Company as of the close of such month and related statements of income and cash flows for the one-month period then ended, as well as any additional financial reports for such period routinely prepared with respect to the Company and the Subsidiaries;

         (b) QUARTERLY STATEMENTS. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

         (i) consolidated balance sheets of the Company and Subsidiaries as of the close of the three-month period then ended, setting forth in comparative form the consolidated figures at the end of the preceding fiscal year,

         (ii) consolidated statements of income of the Company and Subsidiaries for the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

         (iii) consolidated statements of cash flows of the Company and Subsidiaries for the portion of the fiscal year ending with such three-month period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and accompanied by a certificate of an authorized financial officer of the Company that such financial statements fairly present the financial condition and
results of operations and cash flows of   the Company at and for the periods
presented, subject to normal year-end adjustment;

         (c) ANNUAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, copies of:

         (i) consolidated balance sheets of the Company and Subsidiaries as of the close of such fiscal year, and

         (ii) consolidated statements of income and consolidated statements of changes in stockholders' equity and cash flows of the Company and Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified report thereon of a firm of independent public accountants of recognized national standing or a firm reasonably acceptable to Purchaser;

         (d) SEC AND OTHER REPORTS. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each periodic or current report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the SEC or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, federal or state, having jurisdiction over the Company or any of its Subsidiaries. The Company specifically covenants to timely file each such item required to be filed with the SEC and each state requiring securities laws filings.

         6.11 BOARD OF DIRECTORS; OBSERVER RIGHTS.

         (a) OBSERVER. For so long as the Purchaser or any Affiliate owns Convertible Preferred Stock representing at least 25% of the aggregate Stated Value of the Convertible Preferred Stock, provided that no nominee of the Purchaser is a director, the Company shall invite one representative of Purchaser to attend, at the Company's expense, all meetings of the Company's Board of Directors and all committees of the Company's Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices and meeting agenda in advance of such meetings and shall permit such representative to review all documents and other materials provided to directors at such meetings. The Company shall also provide Purchaser, in advance, with copies of all actions proposed to be taken by the Board of Directors in lieu of meeting.

         (b) BOARD MEMBER. Not later than April 1, 1998, management of the Company, the then serving Board of Directors, and Purchaser shall nominate a mutually agreeable candidate to serve on the Board of Directors of the Company. Such candidate shall be elected a director (or included in the management's slate of nominees) at the next succeeding Board of Directors meeting (or, if such election is precluded by law, nominated for the next succeeding election of directors by the shareholders of the Company). Any such nominee hereunder shall be reimbursed for all reasonable expenses incurred as a director and shall be entitled to receive such compensation as may be received by other non-employee directors of the Company, including indemnity and advancement of expenses to the fullest extent permitted under applicable law.

         6.12 ANNUAL PLAN. The Board of Directors shall adopt no later than the thirty-first day of each fiscal year, a financial plan for the Company, which shall include at least a projection of income and expenses (including capital expenditures) and a projected cash flows statement for each quarter in such fiscal year, and a projected balance sheet as of the end of each month in such fiscal year (the "Annual Plan"). The Annual Plan may only be amended or revised, in any material manner, with the approval of the Board of Directors.

         6.13 FURTHER ASSURANCES. The Company and Purchaser will each take all actions reasonably requested by the other party to effect the transactions contemplated by this Agreement and the other Operative Documents.

         6.14 NO VIOLATION OF MGCL. Notwithstanding any provision of this Agreement to the contrary, if any repurchase or redemption of shares of Convertible Preferred Stock otherwise required under this Agreement would be prohibited by the relevant provisions of the Minnesota General Corporation Law (the "MGCL"), such repurchase or redemption shall be effected as soon as it is permitted under the MGCL.

    7.   CONVERSION OF CONVERTIBLE PREFERRED STOCK.

         7.1 CONVERSION PRIVILEGE. The Convertible Preferred Stock shall be convertible into Common Stock as follows, and as more particularly set forth in the Certificate of Designation.

         (a) Shares of Series E Convertible Preferred Stock shall be convertible at any time into Common Stock at an initial Conversion Price of $2.75. If the Company does not successfully close a registered public offering of Common Stock, in which (i) the gross proceeds of the offering are at least $15,000,000.00, and (ii) the offering price per share of Common Stock is greater than $4.00 per share (adjusted for stock splits, stock dividends, or other recapitalizations) by June 30, 1998 (a "Qualified Offering), the Conversion Price of Series E Convertible Preferred Stock shall automatically be adjusted to $2.00 (adjusted for stock splits, stock dividends, or other recapitalizations), unless the Conversion Price is then lower than $2.00.

         (b) Shares of Series F Convertible Preferred Stock shall be convertible on or after the earlier of the closing of a Qualified Offering or July 1, 1998 into Common Stock at an initial Conversion Price of (i) 75% of the offering price in a successfully closed Qualified Offering, or (ii) if no Qualified Offering is closed, 75% of the average closing bid price for the Common Stock for the 20 consecutive trading days ending on June 30, 1998.

         7.2 RESERVATION OF SHARES. The Company shall take all such corporate action as may be required to validly reserve for issuance a sufficient number of shares of Common Stock into which the Convertible Preferred Stock may be converted.

    8.   RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS.

         8.1 LEGENDS; RESTRICTIONS ON TRANSFER. Neither the Convertible Preferred Stock nor the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock have been registered under the Securities Act or any state securities laws. Each certificate representing Convertible Preferred Stock issued pursuant to this Agreement and each stock certificate issued upon conversion of the Convertible Preferred Stock shall bear a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED , OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND SUCH APPLICABLE STATE SECURITIES LAWS, OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         8.2 REGISTRATION RIGHTS. The Purchaser shall be entitled to register Common Stock issuable upon conversion of the Convertible Preferred Stock as provided in the Registration Rights Agreement.

    9.   EVENTS OF DEFAULT; REMEDIES.

         9.1 EVENTS OF DEFAULT. The occurrence of any one of the following shall constitute an "Event of Default" under this Agreement:

         (a) Default shall occur in the payment of any dividends when the same shall have accrued and be due and payable; provided, that any such default shall be curable within two business days if the failure to make the dividend payment when due was caused by a financial institution's error in effecting an automatic debit transaction against an account containing sufficient funds; or

         (b) Default shall occur in the observance or performance of any covenant or agreement contained in Sections 6.2 through 6.10 hereof and such default shall continue for a period of 10 days after the sooner to occur of (i) senior management's knowledge of such default, or (ii) the date on which the Company receives notice thereof in writing from any holder of Convertible Preferred Stock; or

         (c) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the sooner to occur of (i) senior management's knowledge of such default, or
(ii) the date on which the Company receives notice thereof in writing from any holder of Convertible Preferred Stock; or

         (d) Any representation or warranty made by the Company herein is untrue in any material respect as of the date of the issuance or making thereof; or

         (e) The Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary applies for or consents to the appointment of a custodian, trustee, liquidator, or receiver for the Company or such Subsidiary or for the major part of the property of either; or

         (f) A custodian, trustee, liquidator, or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and is not discharged within 60 days after such appointment; or

         (g) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or are not dismissed within 60 days after such institution; or

         (h) Thomas R. Gay or E. Stevens Hamilton shall resign or be terminated, other than for cause, as President and Chief Financial Officer, respectively, of the Company, and a successor reasonably acceptable to Purchaser shall not have been elected within 180 days after such resignation or termination; provided, that if no such successor is elected, an Event of Default shall be deemed to have occurred and have been continuing from and after the date of such resignation or termination.

         9.2  REMEDIES UPON EVENT OF DEFAULT.

         (a) If an Event of Default shall occur, and for so long as such Event of Default continues, the dividend rate on the Convertible Preferred Stock shall increase by 2% of Stated Value per annum until such Event of Default is cured.

         (b) If either (i) the Company fails to pay dividends when the same shall have accrued and be payable on three consecutive dividend payment dates, or (ii) the aggregate amount of all accrued but unpaid dividends shall equal or exceed the sum of $450,000, then upon the request of Purchaser, the Company shall use its best efforts to increase the size of its Board of Directors by one, and shall use its best efforts to cause a designee of Purchaser to be elected a director to fill such newly created directorship.

    10.  AMENDMENTS, WAIVERS AND CONSENTS.

         10.1 CONSENT REQUIRED. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of more than 50% of the outstanding Convertible Preferred Stock.

         10.2 SOLICITATION OF CONVERTIBLE PREFERRED STOCK HOLDERS. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Convertible Preferred Stock as consideration for or as an inducement to the entering into by any holder of the Convertible Preferred Stock of any waiver or amendment of any of the terms and provisions of this Agreement, unless remuneration is currently paid, on the same terms, ratably to the holders of all of the Convertible Preferred Stock then outstanding.

         10.3 EFFECT OF AMENDMENT OR WAIVER. Any such amendment or waiver shall apply equally to all of the holders of the Convertible Preferred Stock and shall be binding upon them, upon each future holder of any Convertible Preferred Stock, and upon the Company, whether or not such Convertible Preferred Stock shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

    11.  INTERPRETATION OF AGREEMENT; DEFINITIONS.

         11.1 DEFINITIONS.  As used herein,

    "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of the Company or (iii) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary.

    "Business Day" means any day other than a Saturday, Sunday, or other day on which banks in Tennessee are authorized to close.

    The term "control" (including the terms "controlling," "controlled by" and "under common control") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of Voting Stock, by contract, or otherwise.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer any successor sections.

    "Guaranties" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (A) for the purchase or payment of such Indebtedness or obligation, (B) to maintain working capital or other balance sheet condition or (C) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or
(iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

    "Hazardous Substance" means any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or Federal authority having jurisdiction over the property of the Company and its Subsidiaries or its use, including but not limited to any material, substance or waste which is: (i) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S. C. SS 1317. 1) as amended;
(ii) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. SS 6901 et seq.) as amended; (iii) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. SS 9601 et seq.) as amended; or (iv) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

    "Indebtedness" of any Person means and includes all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the Event of Default are limited to repossession or sale or property, (iv) capitalized rentals, and (v) Guaranties of obligations of others of the character referred to in this definition.

    "Investments" means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

    "Material Adverse Event" means any event or circumstance, or set of events or circumstances, individually or collectively, that reasonably could be expected to result in any (i) material adverse effect upon the validity or enforceability of any of the Operative Documents, or (ii) material and adverse effect on the financial condition or business prospects of the Company (a Material Adverse Effect") or (iii) material default or potential material default under any of the Operative Documents.

    "Redemption Notice" means the notice of redemption delivered by the Company to the holder of Convertible Preferred Stock indicating the Company's intent to redeem all or a portion of the shares held by such holder.

    "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

    "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

    "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Purchaser of even date herewith.

    "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

    The term "subsidiary" means, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves

Restricted Subsidiaries of such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

    "Voting Stock" means Securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

    "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by the Company and/or one or more of its Subsidiaries.

         11.2 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP as applied by the Company, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         11.3 DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

    12.  MISCELLANEOUS.

         12.1 EXPENSES, STAMP TAX INDEMNITY. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay to Purchaser (i) up to $25,000 as reimbursement for Purchaser's out-of-pocket expenses in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the reasonable fees, expenses and disbursements, of Purchaser's counsel, and (ii) so long as Purchaser holds any of the Convertible Preferred Stock, all such expenses relating to any amendment, waiver or consent pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Agreement and the Convertible Preferred Stock. The Company also agrees that it will pay and save Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement or the Convertible Preferred Stock, whether or not any Convertible Preferred Stock is then outstanding. The Company agrees to protect and indemnify Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person as a result of any actions of the Company or its agents in connection with the transactions contemplated by this Agreement.

         12.2 POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on the part of the holder of any share of Convertible Preferred Stock in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any share of Convertible Preferred Stock are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, shall extend to or affect any obligation or right not expressly waived or consented to.

         12.3 NOTICES. All communications provided for hereunder shall be in writing and shall be delivered personally, or mailed by registered mail, or by prepaid overnight air courier, or by facsimile communication, in each case addressed:

If to Purchaser:   Tandem Capital, Inc.
                   500 Church Street, Suite 200
                   Nashville, Tennessee 37219
                   Facsimile No: (615) 726-1208
                   Attention:  Craig Macnab

with a copy to:    C. Christopher Trower, Esq.
                   3159 Rilman Road, N.W.
                   Atlanta, Georgia  30327
                   Facsimile No.:  (404) 816-6854

If to the Company: VISTA Information Solutions, Inc.
                   5060 Shoreham Place, No. 300
                   San Diego, California  92122
                   Facsimile No.:  (619) 450-6123
                   Attention:  E. Stevens Hamilton

with a copy to:    Gray Cary Ware Freidenrich PC
                   4365 Executive Drive, Suite 1600
                   San Diego, California  92121
                   Facsimile No.:  (619) 677-1477
                   Attention:  Douglas J. Rein, Esq.

or such other address as Purchaser or the subsequent holder of any Convertible Preferred Stock initially issued to Purchaser may designate to the Company in writing, or such other address as the Company may in writing designate to Purchaser or to a subsequent holder of the Convertible Preferred Stock initially issued to Purchaser, provided, however, that a notice sent by overnight air courier shall only be effective if delivered at a street address designated for such purpose by such person and a notice sent by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose by such person or, in either case, as Purchaser or a subsequent holder of any Convertible Preferred Stock initially issued to Purchaser may designate to the Company in writing or at a telephone number herein set forth.

         12.4 ASSIGNMENTS. This Agreement, the Convertible Preferred Stock and the other Operative Documents may be endorsed, assigned and/or transferred in whole or in part by Purchaser to no more than three transferees (each a "Permitted Transferee"). Any Permitted Transferee shall succeed to and be possessed of the rights and powers of Purchaser under all of the same to the extent transferred and assigned, and shall assume and be subject to all representations and warranties made by Purchaser if such transfer occurs prior to the Closing Date. The Company shall not assign any of its rights nor delegate any of its duties under this Agreement or any of the other Operative Documents by operation of law or otherwise without the prior express written consent of Purchaser, and if the Company obtains such consent, this Agreement and the other Operative Documents shall be binding upon such assignee.

         12.5 SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, representations and warranties made by the Company and the Purchaser herein and in any instruments or certificates delivered pursuant hereto shall survive the Closing and the delivery of this Agreement for so long as the Convertible Preferred Stock remains outstanding, except that the representations and warranties set forth herein (other than those contained in Sections 2.1 through 2.4, which shall survive until termination of this Agreement) shall expire on the first anniversary of the Closing Date.

         12.6 SEVERABILITY. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may for any reason, be hereafter declared invalid or unenforceable.

         12.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with California law, without regard to its conflicts of law rules.

         12.8 CAPTIONS; COUNTERPARTS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.9 CONFIDENTIALITY. Each party hereto agrees that, except with the prior written permission of the other party hereto, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other party to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Convertible Preferred Stock purchased hereunder. The parties hereto further agree that there shall be no press release or other public statement issued by any party relating to this Agreement or the transactions contemplated hereby, unless the party otherwise agrees in writing.

         12.10 PUBLICITY. The Company and Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby. Neither party shall issue any press release or otherwise make any public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have caused this Convertible Preferred Stock Purchase Agreement to be executed and delivered by their duly authorized officers as of the date first written above.

                                            VISTA INFORMATION SOLUTIONS, INC.


                                            By:
        ---------------------------------------

                                            Name:
        -----------------------------------------

                                            Title:
        ------------------------------------------


                                          SIRROM CAPITAL CORPORATION
                                            d/b/a TANDEM CAPITAL

                                  By:
                                         ------------------------------------

                                  Name:
                                         ------------------------------------

                                  Title:
                                         ------------------------------------